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                                                               Exhibit 99.h(vii)

                                   SCHEDULE A

                           As amended August 23, 2005

                              RS Diversified Growth
                           The Information Age Fund(R)
                             RS Internet Age Fund(R)
                                RS Investors Fund
                          RS MidCap Opportunities Fund
                         RS Smaller Company Growth Fund
                        RS Global Natural Resources Fund